UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Compensation Committee of the Board of Directors (the “Board”) of Inovio Pharmaceuticals, Inc. (the “Company”) adopted the Inovio Pharmaceuticals, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) on March 24, 2023 and submitted the 2023 Plan for stockholder approval at the 2023 Annual Meeting of Stockholders of the Company that was held on May 16, 2023 (the “Annual Meeting”). As described in Item 5.07 below, the Company’s stockholders approved the 2023 Plan at the Annual Meeting, including the reservation of shares of the Company’s common stock for issuance thereunder. The 2023 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the 2023 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2023 (the “Proxy Statement”) and is incorporated herein by reference. That summary and the foregoing description of the terms of the 2023 Plan are qualified in their entirety by the text of the 2023 Plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2023, the Company held the Annual Meeting, at which the stockholders considered five proposals, each of which is described in more detail in the Proxy Statement. Of the 262,742,435 shares entitled to vote as of the record date, 161,431,950 shares, or 61.4%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1: The election of the following eight nominees as directors of the Company to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are elected. The votes were cast as follows:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Simon X. Benito	79,621,809	14,252,052	67,558,089
Roger D. Dansey, M.D.	88,240,426	5,633,435	67,558,089
Ann C. Miller, M.D.	85,733,147	8,140,714	67,558,089
Jacqueline E. Shea, Ph.D.	87,597,826	6,276,035	67,558,089
Jay P. Shepard	85,224,476	8,649,385	67,558,089
David B. Weiner, Ph.D.	89,390,687	4,483,174	67,558,089
Wendy L. Yarno	82,108,386	11,765,475	67,558,089
Lota S. Zoth	57,425,572	36,448,289	67,558,089

Proposal 2: The ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
155,603,443	4,041,813	1,786,694	0

Proposal 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers described in the Proxy Statement. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
60,418,592	32,244,808	1,210,461	67,558,089

Proposal 4: The approval, on a non-binding advisory basis, of the preferred frequency of solicitation of advisory stockholder approval of executive compensation. The votes were cast as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
89,231,218	620,214	2,228,531	1,793,898	67,558,089

In light of this result, the Board determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at the Company’s 2024 Annual Meeting of Stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold the next non-binding, advisory vote on the frequency of holding a non-binding, advisory vote on the Company’s executive compensation no later than its 2029 Annual Meeting of Stockholders.

Proposal 5: The approval of the 2023 Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
82,275,834	10,297,565	1,300,462	67,558,089

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

10.1	Inovio Pharmaceuticals, Inc. 2023 Omnibus Incentive Plan

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: May 18, 2023	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer